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                                                                 Exhibit 4(l)(i)

                     SPOUSE BENEFICIARY DEATH BENEFIT RIDER

RIDER EFFECTIVE DATE: See Contract Issue Date.

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RIDER SECTION 1.                    GENERAL INFORMATION

1.1  WHAT IS OUR AGREEMENT WITH     Our agreement with you includes this rider
     YOU?                           as a part of the contract to which it is
                                    attached. The provisions of the contract apply to this rider unless they conflict with the rider. If there is a conflict, the rider provision will apply.

                                    We promise to provide the death benefit
                                    proceeds described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

1.2  WHAT IS THE BENEFIT PROVIDED   This rider provides a death benefit if your
     BY THIS RIDER?                 spouse beneficiary (who is named as of the
                                    rider effective date) dies during the
                                    accumulation period provided:

                                         a.)  you are named as both the sole
                                              annuitant and the sole owner;

                                         b.)  your spouse is named as the sole
                                              primary beneficiary;

                                         c.)  your spouse has signed the
                                              application or written request for
                                              this rider; and

                                         d.)  both you and your spouse are less
                                              than age 76 on the rider effective
                                              date.

1.3  WHEN WILL THIS RIDER           This rider will terminate on the earliest
     TERMINATE?                     of:

                                         a.)  the date death proceeds become
                                              payable due to your death
                                              according to the provisions of the
                                              contract to which this rider is
                                              attached;

                                         b.)  the date death proceeds become
                                              payable according to the
                                              provisions of this rider;

                                         c.)  the payout date;

                                         d.)  the date we receive written
                                              request to change your
                                              beneficiary;

                                         e.)  the date you surrender your
                                              contract; or

                                         f.)  the date you choose to end this
                                              rider. You may end it by written
                                              request.

                                    If your spouse beneficiary (who is named as of the rider effective date) ceases to be your spouse, this rider will terminate as of the date you notify us. Once this rider terminates, the charges for it will cease and the benefit will no longer be available.

RIDER SECTION 2.                    RIDER CHARGES

2.1  IS THERE A CHARGE FOR THIS     There is an annual charge for this rider.
     RIDER?                         The annual charge is determined by
                                    multiplying the annual percentage charge
                                    (shown on the contract data page) by the average monthly contract value for the prior contract year. The average monthly contract value is equal to the sum of each monthly contract value (the contract value as of the same day of the month as the contract issue date) divided by the number of months.

                                    During the accumulation period, this charge
                                    will be deducted pro-rata from your contract
                                    value on each contract anniversary. This
                                    charge will also be deducted upon full
                                    surrender of the contract, termination of
                                    this rider, payment of death proceeds due to
                                    your death, payment of spousal death benefit
                                    proceeds, or the start of payments under an
                                    income payout option, if not on a contract
                                    anniversary. The charge for a partial year
                                    will be in proportion to the number of days
                                    since the prior contract anniversary.
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RIDER SECTION 3.                    DEATH BENEFIT PROCEEDS

3.1  WHAT AMOUNT WILL BE            In the event your spouse beneficiary dies,
     ALLOCATED TO YOUR CONTRACT     we will calculate the death benefit proceeds
     IF YOUR SPOUSE BENEFICIARY     according to the terms of the contract and
     DIES?                          compare it to the surrender value as of the
                                    date due proof of death is received. If the death benefit proceeds are greater than your surrender value, the difference will be allocated according to the purchase payment allocation designation on file as of the date due proof of death is received. If the death benefit proceeds are less than your surrender value, no additional amount will be allocated to your contract.

                                    The additional amount, if any, will not
                                    increase surrender charges on your contract.
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CUNA Mutual Insurance Society
     A Mutual Insurance Company


/s/ Jeff Post
President